UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Cognition Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary unaudited consolidated operating results for the year ended December 31, 2023 and certain preliminary financial condition information as of December 31, 2023 are as follows:

•	Net loss for the year ended December 31, 2023 is expected to be approximately $25.6 million.

•	As of December 31, 2023, the Company had approximately $29.9 million in cash and cash equivalents.

The above information is preliminary unaudited consolidated financial information for the year ended December 31, 2023 and is subject to completion. The unaudited, estimated results for the year ended December 31, 2023 are preliminary and were prepared by the Company’s management, based upon the Company’s estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, year-end closing procedures and/or adjustments, the completion of the Company’s audited financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its audited financial statements for the year ended December 31, 2023, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to its actual results for the year ended December 31, 2023. In addition, the Company’s independent registered public accounting firm has not completed its audit procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the year ended December 31, 2023, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and audited by the Company’s auditors.

The information disclosed under Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Name:	Lisa Ricciardi
Title:	President and Chief Executive Officer

Date: March 11, 2024